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                                                                    EXHIBIT 99.1

                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

                          ANNUAL SERVICER'S CERTIFICATE

                         AMERICAN EXPRESS ISSUANCE TRUST

            For the Period August 24, 2005 through December 24, 2005

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Transfer and Servicing Agreement, dated as of May 19, 2005 (as may be amended or supplemented, the "Agreement"), among American Express Receivables Financing Corporation V LLC, as transferor, American Express Travel Related Services Company, Inc. ("TRS"), as servicer and administrator, the American Express Issuance Trust, as issuer (the "Trust"), and The Bank of New York, as indenture trustee (the "Indenture Trustee"), does hereby certify that:

1. TRS is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

2. The undersigned is an Authorized Officer of the Servicer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

3. A review of the activities of the Servicer for the period above during the calendar year ended December 31, 2005 and of its performance under the Agreement was conducted under my supervision.

4.  Based  on such  review,  the  Servicer  has,  to the  best of my  knowledge, performed in all material respects its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 2005, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default, and (iii) the current status of each such default: NONE.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 13th day of March, 2006.

                                            AMERICAN EXPRESS TRAVEL RELATED
                                            SERVICES COMPANY, INC., as Servicer

                                            By:  /s/  Susanne L. Miller
                                                 ------------------------------
                                                 Name:   Susanne L. Miller
                                                 Title:  Vice President
                                                         Treasury Controller